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                                                                   EXHIBIT 10.81

                                                               February 23, 1994

Michael Foods, Inc.
324 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, MN  55416

Gentlemen:

     We are the holder of your 9.50% Senior Promissory Note due December 1, 1999 (the "Notes") issued pursuant to the Loan Agreement dated December 1, 1989 between you and us (the "Loan Agreement"). As holder of the Notes and party to the Loan Agreement, we hereby consent and agree that the definition of "Consolidated Net Earnings Available for Fixed Charges" contained in Section 6 of the Notes shall be amended by adding at the end thereof (but before the period) the following proviso:

     ; provided, however, that any operating and disposition losses associated with the discontinuation of the company's Reduced
     Cholesterol Liquid Whole Egg business shall be characterized as losses from discontinued operations for purposes of this definition, but only to the extent that any such operating and disposition losses do not exceed $33,000,000 pre-tax in the aggregate for the year ended December 31, 1993.

     If you are in agreement with the foregoing, kindly so indicate by signing the enclosed copy of this letter agreement and returning the same to the undersigned.

     This consent shall not be effective unless (a) a similar consent amending the Company's Note Purchase Agreement dated September 15, 1990 is executed by two-thirds or more of the lenders thereunder prior to or simultaneously with this consent, and (b) such other lenders have not received any fee or other compensation without an equivalent amount having been paid to us.

                                                          Very truly yours,

                                                          METROPOLITAN LIFE
                                                          INSURANCE COMPANY

                                                          By:/s/ Michael Kroeger
                                                             ------------------
                                                              Vice President
Accepted and agreed to:

MICHAEL FOODS, INC.

By: /s/John D. Reedy
    -------------------
    Vice President-Finance
    Chief Financial Officer
    Treasurer